Execution Copy

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

               THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of June 18, 2004 (this "Amendment"), is among MYERS INDUSTRIES, INC., an Ohio corporation (the "Company"), the foreign subsidiary borrowers party hereto (the "Foreign Subsidiary Borrowers", and together with the Company, the "Borrowers"), the lenders party hereto (collectively, the "Lenders") and BANK ONE, NA, a national banking association, as agent for the Lenders (in such capacity, the "Agent").

RECITALS

               A.     The Borrowers, the Agent and the Lenders are parties to an Amended and Restated Loan Agreement dated as of February 27, 2004 (the "Loan Agreement").

               B.     The Borrowers desire to amend the Loan Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

               In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

               ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Loan Agreement shall be amended as follows:
               1.1  The following new definitions are added to Section 1.1 in appropriate alphabetical order.

        "Pro-Cal" means Productivity California, Inc.

        "Pro-Cal Acquisition" means the Acquisition by the Company of Pro-Cal.

1.2  Section 2.2.1(d) is restated as follows:

                (d)     In addition to all payments of the Advances required hereunder, the Borrowers shall prepay the Loans by an amount equal to 100% of the Net Cash Proceeds in excess of $15,000,000 in aggregate amount after the Effective Date from the issuance or other sale of any Capital Stock of the Company or any of its Subsidiaries, other than Net Cash Proceeds from the issuance or other sale of common Capital Stock used to consummate the Pro-Cal Acquisition. Such mandatory prepayments on the Loans shall be applied pro rata on the Advances and shall reduce all Commitments pro rata based on the amount of such Net Cash Proceeds.

               1.3     Section 6.13(ix) is restated as follows:

               (ix)     Other Investments and Acquisitions (other than the ATP Acquisition) in any fiscal year, provided that the sum of (x) the aggregate amount of such Investments in such fiscal year, plus (y) the aggregate amount of consideration (including without limitation all direct payments, all earnout and other deferred payments, all Indebtedness and other obligations assumed or incurred and any other form of consideration) paid or payable for such Acquisitions in such fiscal year do not exceed in the aggregate an amount equal to $30,000,000 for the fiscal year ending December 31, 2004 or $25,000,000 for any other fiscal year.

               ARTICLE II. REPRESENTATIONS. Each Borrower and Guarantor (by signing the Consent and Agreement hereto) represents and warrants to the Agent and the Lenders that:

               2.1     The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

               2.2     This Amendment is its legal, valid and binding obligation, enforceable against each in accordance with the terms hereof.

               2.3     After giving effect to the amendments contained herein, the representations and warranties contained in Article V of the Loan Agreement and in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

               2.4     After giving effect to the waiver in Article II hereof, no Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

               ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

               3.1     The Borrowers and the Required Lenders shall have signed this Amendment.

               3.2     The Guarantors shall have signed the Consent and Agreement hereto.

               3.3     The Company shall have delivered or caused to be delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent.

               ARTICLE IV. MISCELLANEOUS.

               4.1     References in the Loan Agreement or in any other Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

               4.2     Except as expressly amended hereby, the Borrowers and Guarantors (by signing the Consent and Agreement hereto) agree that the Loan Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Borrowers and the Guarantors (by signing the Consent and Agreement hereto) acknowledges and agrees that the Agent and the Lenders have fully performed all of their obligations under all Loan Documents or otherwise with respect to the Borrowers and the Guarantors, all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Agent or any Lender, any Subsidiary of Affiliate thereof or any of their successors or assigns, and waives any such claims or causes of action.

               4.4     Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

[The remainder of this page is left intentionally blank -- signatures contained on the following pages]

               IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.
MYERS INDUSTRIES, INC

By: /s/ Stephen E. Myers Chairman and Chief Executive Officer

Foreign Subsidiary Borrowers:

ALLIBERT-BUCKHORN EUROPE, SAS

By: /s/ Jean-Paul Lesage President

MYELUX INTERNATIONAL FINANCE, S.E.C.S.
By: MYELux LLC, its General Partner

By: /s/ Patrick M. Blake President

LISTO PRODUCTS LIMITED
By: /s/ Kevin C. O'Neil Secretary

BANK ONE, NA, as Agent and as a Lender

By: /s/ Paul Harris Managing Director

BANK ONE, NA, CANADA BRANCH, as the Lending Installation designated by Bank One, NA to make Non-Pro Rata Foreign Currency Loans to the Canadian Borrower on its behalf

By: /s/ Michael N. Tam Director